COMPANY & INVESTMENT PROFILE          [LOGO]                        OCTOBER 2002


                                    NYSE: CSV

              1900 St. James Place o 4th Floor o Houston, TX 77056
       Phone: 713-332-8400 o Fax: 713-332-8401 o www.carriageservices.com

KEY INVESTMENT POINTS

o CARRIAGE'S SUCCESSFUL "FRESH START PROGRAM" IS LARGELY COMPLETE, BUT OPERATING RESULTS RELATED TO ITS VARIOUS FRESH START INITIATIVES ARE EXPECTED TO CONTINUE TO IMPROVE GRADUALLY OVER TIME.

o AFTER A PERIOD OF RAPID GROWTH THROUGH ACQUISITIONS, CARRIAGE SERVICES HAS STABILIZED AND IMPROVED ITS OPERATIONS AND FINANCIAL POSITION. FUTURE RESULTS WILL BE DRIVEN BY ITS CULTURE OF SERVICE AND LEADERSHIP EXCELLENCE TOWARD THE GOAL OF BUILDING A LASTING ENTERPRISE.

o CSV'S ABILITY TO GENERATE FREE CASH FLOW AND REDUCE DEBT OFFERS THE UNIQUE INVESTMENT CHARACTERISTICS OF AN LBO STRUCTURE. UNDER MULTIPLE SCENARIOS, PRESENTED HEREIN, CSV COULD OFFER A 19% TO 32% FIVE-YEAR IRR BASED UPON CURRENT VALUATION USING ASSUMPTIONS BELIEVED TO BE REASONABLE BY MANAGEMENT.

o THE LONG-TERM BASE CASE SCENARIO PRESENTED HEREIN IS BASED ONLY ON ORGANIC GROWTH ASSUMPTIONS AND DOES NOT CONSIDER ANY INCREMENTAL GROWTH VIA SELECTIVE ACQUISITIONS, MARKET SHARE GAINS, ETC.

SHARE STATISTICS

Price (September 27, 2002)                                    $3.04
52 Wk. High/Low                                         $6.90/$2.90
Shares Out. (In Mill.)                                         17.5
Equity Market Cap. (In Mill.)                                 $53.2
Enterprise Value                                             $298.7
CYE Price / Earnings Multiple                                   7.2
CYE Price / Cash Flow Per Sh. Multiple                          4.1
Book Value Per Share                                          $5.59


BASE CASE ESTIMATES

5-Yr. Compound Annual  Revenue Growth                          2.1%
5-Yr. Compound Annual  EBITDA Growth                           2.9%
5-Yr. Compound Annual  FCF Per Share Growth                    5.6%
5-Yr. Compound Annual  EPS Growth                             12.2%
5-Yr. Compound Annual  FCF Growth                              6.1%
5-Yr. Compound Annual Reduction in Debt                      -13.8%


MISSION STATEMENT: We are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry.

GUIDING PRINCIPLES: Honesty, integrity and quality in all that we do. Hard work, pride of accomplishment and shared success through employee ownership. Belief in the power of people through individual initiative and teamwork. Outstanding service and profitability go hand-in-hand. Growth of the Company is driven by decentralization and partnership.

SUMMARY

Founded in 1991 with an IPO in 1996, Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care company. Carriage Services' shares trade on the New York Stock Exchange under the symbol CSV. As of October 1, 2002, Carriage operated 149 funeral homes and 30 cemeteries in 29 states. Carriage's business can be characterized as one of relative stability, reflected by predictable revenue and cash flow, with incremental growth opportunities via selective acquisitions.

With its success in the implementation and execution of Carriage's "Fresh Start Program", the Company has stabilized and improved its operations and financial position. Management is focused on continually improving the customer funeral experience, upgrading operational leadership, increasing market share, operating margins and free cash flow, and reducing debt. Carriage believes the improvement in its operations and capital structure positions the company well for the future.

While Carriage Services has succeeded in improving operations and the quality and depth of its management, increasing free cash flow and substantially decreasing debt levels, the Company believes the current equity valuation does not accurately reflect these achievements and offers a unique investment opportunity. As discussed later in this report, CARRIAGE BELIEVES ITS CURRENT CAPITAL STRUCTURE COUPLED WITH ITS STRONG CASH FLOW PROFILE, WHICH WILL ENABLE THE COMPANY TO CONTINUE TO MEANINGFULLY PAY DOWN DEBT, OFFERS INVESTORS THE UNIQUE INVESTMENT CHARACTERISTICS OF AN LBO (LEVERAGED BUY OUT) STRUCTURE, WITHOUT THE OFTEN HIGH PROMOTIONAL FEES BECAUSE CSV SHARES ARE PUBLICLY TRADED. Assuming stable to modest growth in revenue and EBITDA, modest growth in free cash flow, selective asset dispositions, and continued reduction in debt, CARRIAGE BELIEVES SUCH A SCENARIO COULD OFFER INVESTORS A 19% FIVE YEAR IRR (INTERNAL RATE OF RETURN), assuming a static enterprise value over the same period.


CARRIAGE SERVICES   (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 1
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

* THIS REPORT IS BEING PUBLISHED BY CARRIAGE SERVICES IN CONTINUATION OF THE COMPANY'S STATED GOAL TO PROVIDE MORE DISCLOSURE AND TRANSPARENCY TO THE INVESTMENT COMMUNITY REGARDING CARRIAGE'S OPERATIONS, GOALS, INDUSTRY DYNAMICS AND CONDITIONS. GIVEN STRUCTURAL AND REGULATORY CHANGES IMPACTING THE BROKERAGE INDUSTRY, CHALLENGING CAPITAL MARKET CONDITIONS, AND REDUCED SELL SIDE ANALYST COVERAGE OF CARRIAGE SERVICES, IT IS THE COMPANY'S INTENT TO TAKE GREATER RESPONSIBILITY AND A MORE PROACTIVE ROLE IN COMMUNICATING WITH INVESTORS.

SUCCESSFUL FRESH START PROGRAM LARGELY COMPLETE

In response to its leveraged balance sheet resulting from its past active acquisition program, deteriorating operating results, and a challenging operating environment, Carriage implemented its multi-faceted Fresh Start Program in the fourth quarter of 2000. The five Fresh Start goals Carriage set out to achieve were:

1.   Restore credibility to its operating and consolidation model;
2.   Increase and better align its earnings and free cash flow;
3.   Restore market value credibility to its balance sheet;
4.   Reduce debt; and
5.   Re-access the capital markets.

The program began with a review of the funeral home and cemetery portfolios, operating strategies, organizational structure, and financial covenants under Carriage's credit agreements. The key elements required to achieve the five Fresh Start goals are as follows:

o Downsize its corporate organization
o Improve or dispose of under performing businesses
o Strengthen its corporate and operating leadership
o Adjust the carrying value of remaining assets
o Change its preneed funeral marketing strategy
o Modify debt covenants
o Stratify its funeral home portfolio

Carriage is pleased to report that it has met three of its five Fresh Start goals, and is now positioned to re-access the bank credit market during 2003. However, with its common shares currently valued at just over 50% of book value, it no longer achieves the goal of restoring market value credibility to its balance sheet. Carriage is committed to continue operating a lean corporate organization, strengthening its corporate and local business leadership, and improving or selling underperforming businesses. Carriage's progress in achieving each of the five Fresh Start goals, together with their continued relevance to future results, is as follows:

1. RESTORE CREDIBILITY TO ITS OPERATING AND CONSOLIDATION MODEL - Carriage is committed to becoming the best, not the biggest, company in its industry. This commitment is driven by a strong culture of service and leadership excellence whose goal is to build a lasting enterprise. As a result, Carriage has raised performance standards and increased accountability for all employees throughout the organization. In Carriage's view, the benefit of integrating acquired businesses is to introduce its innovative service and sales strategies to provide the highest quality funeral experience to client families and to introduce its operating model to improve long-term performance. Carriage continues to invest heavily in employee training in order to enable its field operations to better serve families, especially training on personalization of the funeral ritual to create a unique and emotional experience. The result of successful execution of its service and sales strategies will be to increase customer satisfaction, revenue per experience, and market share. Carriage has experienced some deterioration in market share in a small minority of its businesses and is diligently working to remedy market share losses. Nevertheless, Carriage's portfolio of businesses is stable, and future performance is relatively visible and predictable.

EPS
                  1996      ($0.09)
                  1997       $0.20
                  1998       $0.44
                  1999       $0.39
FRESH START       2000       $0.06
                  2001       $0.51
                  2002E      $0.42

BEFORE SPECIAL AND OTHER NON-RECURRING CHARGES.
ALL PERIODS REFLECT THE ADOPTION OF SAB 101.

RECURRING AFTER TAX FREE CASH FLOW PER SHARE

                  1996      ($0.81)
                  1997       $0.05
                  1998      ($0.75)
                  1999      ($0.49)
FRESH START       2000       $0.12
                  2001       $0.83
                  2002E      $0.74


CARRIAGE SERVICES   (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 2
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

2. INCREASE AND BETTER ALIGN EARNINGS AND FREE CASH FLOW - Since implementing Fresh Start, Carriage has implemented more disciplined controls over its capital expenditures and shifted its preneed funeral marketing strategy from a national to a local focus. These two factors have been the key drivers to better align earnings and free cash flow. In conjunction with the operating model described above, Carriage believes it will continue to improve and maintain the alignment of earnings and free cash flow. In 2001 Carriage reported diluted EPS of $0.51 and free cash flow from operations of $0.83 per share, greatly improved versus 2000 EPS of $0.06 and pre-tax free cash flow from operations of $0.10 per share. In 2002 Carriage expects full year EPS to be $0.42 to $0.45 (excluding a $12.8 million special tax benefit recorded in the first quarter of 2002) and pre-tax free cash flow from operations to be $0.74 to $0.79 per share.

3. RESTORE MARKET VALUE CREDIBILITY TO ITS BALANCE SHEET - The large non-cash charges Carriage incurred in 2000 to initiate its Fresh Start Program substantially reduced the Company's book value per share, which was $4.62 as of December 31, 2001. As Carriage executes its operating model and successfully improves long-term profitability, it will continue to increase book value per share. Over the five-year period from 2003 to 2007 book value per share is expected to increase $3.00 per share, or 54%, to $8.60 per share. Based on its Base Case scenario and implied share prices presented herein, Carriage believes it will achieve alignment of its book value and market value per share during the next five years.

4. REDUCE DEBT - Since Fresh Start was initiated on November 8, 2000, Carriage has reduced its debt and contingent obligations from previous acquisitions by $50 million, or 24%, from $205 million to $155 million at June 30, 2002. During the first six months of 2002 Carriage paid $6.3 million to satisfy the remainder of its contingent acquisition obligations. The Long Term Base Case Scenario, as shown in the chart, reflects further debt reduction in the future, from $155 million at June 30, 2002 to $71 million at December 31, 2007.

5. RE-ACCESS THE CAPITAL MARKETS - As of June 30, 2002, Carriage only had $33 million drawn on its $100 million bank revolving credit facility, which matures in mid-2004. Carriage expects to replace its current facility with a new facility by the end of 2003 which would be smaller than the existing facility but large enough to handle the Company's requirements, including maturities of the Company's senior notes. Except for the $23 million tranche of insurance company notes that mature in mid-2004, the remaining $76 million balance matures between 2006 and 2008 and carries an average rate of 8%. Combined with the 7% rate on its $90 million of convertible preferred securities maturing in 2029, the cost and maturities of Carriage's capital structure is favorable, enabling the financial improvement related to Carriage's free cash flow generation and debt reduction to benefit common shareholders.

  SUBSTANTIAL DEBT REDUCTION

              ($ In Millions)
    11/8/00A        $205*
   12/31/01A        $163*
    6/30/02A        $155
   12/31/02E        $150
   12/31/03E        $132
   12/31/04E        $116
   12/31/05E        $104
   12/31/06E         $89
   12/31/07E         $71

* INCLUDES CONTINGENT ACQUISITION OBLIGATIONS.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 3
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

CSV: A UNIQUE INVESTMENT OPPORTUNITY

Carriage Services has stabilized, improved operational and financial performance, and reduced debt. WITH THE IMPLEMENTATION AND DEMONSTRATED SUCCESS OF ITS FRESH START PROGRAM, CARRIAGE SERVICES HAS TURNED THE CORNER AND IS REPOSITIONING FOR FUTURE GROWTH. Carriage's improved operations has enabled the Company to generate meaningful amounts of free cash flow, which, coupled with dispositions, and tax savings, has allowed it to substantially pay down debt WITHOUT using external financing sources. Based on Carriage's current equity valuation and, relative to its peers, CARRIAGE DOES NOT BELIEVE THE EQUITY MARKET HAS TRULY RECOGNIZED ITS ACCOMPLISHMENTS, NOR THE OPPORTUNITIES CARRIAGE HAS FOR THE FUTURE.

CARRIAGE BELIEVES ITS CURRENT CAPITAL STRUCTURE, COUPLED WITH THE ABILITY TO GENERATE OPERATING FREE CASH FLOW SUPPLEMENTED WITH CASH FROM DISPOSITIONS, ENABLES IT TO MEANINGFULLY PAY DOWN DEBT, OFFERING INVESTORS THE UNIQUE INVESTMENT CHARACTERISTICS OF A LBO STRUCTURE, WITHOUT THE OFTEN HIGH PROMOTIONAL FEES BECAUSE CSV SHARES ARE PUBLICLY TRADED. We examine several possible enterprise value to EBITDA multiple scenarios that yield an implied five-year IRR (internal rate of return) range of 19% to 32%. We provide these three scenarios to give investors the opportunity to consider a range of possible outcomes. Scenario #1 assumes that Carriage's current enterprise value remains constant and its enterprise value to EBITDA multiple actually declines by one multiple point over the next five years. Scenario #2 assumes that Carriage's enterprise value to EBITDA multiple remains flat over the next five years and Scenario #3 assumes that Carriage's enterprise value to EBITDA multiple gradually increases by one multiple point over the next five years.

Carriage Services wants to stress that this scenario analysis is a range of possible outcomes. However, we believe we are using reasonable assumptions to model operating results, cash flow, and the possible effect on Carriage's per share price. There can be no assurance that the share price would react in the manner projected by the valuation model. The Long-Term Base Case Scenario is based on organic growth expectations adjusted for divestitures and modest increases in the national death rate consistent with historical trends. It does not reflect any possible incremental growth that could be gained through selective acquisitions or market share gains, etc.


LONG-TERM BASE CASE SCENARIO

($ In Millions, Except Per Share Data)

                                                                                                                    5-YR.
                                12/31/02      12/31/03      12/31/04     12/31/05      12/31/06      12/31/07       CAGR
                                --------      --------      --------     --------      --------      --------      --------

REVENUE                           154.2        154.5         155.5        160.5         165.7         171.1          2.1%

EBITDA                             42.0         41.6          42.2         44.1          46.2          48.4          2.9%

EPS, DILUTED                       0.42         0.42          0.46         0.55          0.64          0.75         12.2%

FCF PER SHARE                      0.74         0.72          0.66         0.71          0.84          0.97          5.6%

DILUTED SHARES OUT.                17.6         17.7          17.9         18.1          18.2          18.2          0.7%

PRE-TAX FREE CASH FLOW             13.1         13.1          14.3         18.3          22.0          25.5         14.3%

FREE CASH FLOW                     13.1         12.8          11.8         12.7          15.3          17.6          6.1%

DIVESTITURES & OTHER                0.3          4.3           3.7         (0.3)         (0.2)         (0.2)         NM

TOTAL DEBT                        150.0        131.7         116.3        103.9          88.8          71.4        -13.8%

In this scenario, we assume that revenues grow at a 2.1% compound annual growth rate (CAGR) over the next five years and assume that EBITDA grows at a 2.9% CAGR over the same period. The Company estimates it could grow free cash flow at a 6.1% CAGR, which could allow it to reduce debt from $150 million at the end of 2002 to $71 million at the end of 2007, a 13.8% five-year compound annual reduction in debt. The Company estimates that over one-half of the 12.2% CAGR in EPS would result from interest savings related to debt reduction. The key elements driving the substantial debt reduction over the five-year period are gradual field level operating margin improvement, selective dispositions of underperforming assets in 2003 and 2004, and cash tax savings in 2003 and 2004. Notwithstanding an assumption of an almost full cash tax rate beginning in 2005, the operating leverage and debt reduction could generate attractive IRR results throughout the five-year period.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 4
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

BASE CASE ENTERPRISE VALUATION "LBO" STRUCTURE

We use the financial assumptions in the Long-Term Base Case Scenario as the foundation for the Base Case Enterprise Valuation analysis scenario. We assume that CSV shares trade for $3.00 per share with a total equity market value of roughly $53 million at the end of 2002, which, when combined with its debt and preferred stock (par value), yields an enterprise value of approximately $293 million.

At December 31, 2002, we assume debt of $150 million, which represents 51% of Enterprise Value of $293 million, preferred stock of $90 million represents 31% of Enterprise Value, and market equity of $53 million represents only 18% of Enterprise Value. By the end of 2007, debt declines 27 percentage points from 51% to 24% of enterprise value, market equity increases 27 percentage points from 18% to 45% of Enterprise Value, with preferred stock constant throughout at 31% of Enterprise Value.

BASE CASE ENTERPRISE VALUATION

($ In Millions, Except Multiples & Per Share Data)

                                    12/31/02      12/31/03      12/31/04     12/31/05      12/31/06      12/31/07
                                    --------      --------      --------     --------      --------      --------

ENTERPRISE VALUE (EV)
     DEBT                               150          132           116          104            89            71
     PREFERRED STOCK                     90           90            90           90            90            90
     MKT. VALUE EQUITY                   53           71            86           99           114           131
                                    --------      --------      --------     --------      --------      --------
          TOTAL                         293          293           293          293           293           293

EBITDA                                 42.0         42.6          42.2         44.1          46.2          48.4

DILUTED SHARES OUT.                    17.6         17.7          17.9         18.1          18.2          18.2

SCENARIO #1: 1 POINT MULTIPLE DECREASE
-----------------------------------------------------------------------------------------------------------------
EV/EBITDA MULTIPLE                     7.0X         7.0X          6.9X         6.6X          6.3X          6.0X

IMPLIED STOCK PRICE                   $3.00        $4.01         $4.82        $5.47         $6.27         $7.21

ANNUAL % INCREASE                                    34%           20%          13%           15%           15%
                                                |                                                                |
                                                ---------------------------------v--------------------------------
                                                                  5 - YEAR COMPOUND IRR = 19%

SCENARIO #1:ONE POINT MULTIPLE DECREASE - We assume that Carriage's enterprise value remains static at $293 million over the next five years. Over that same period of time, Carriage's free cash flow generation and business dispositions in 2003 and 2004 allows it to substantially reduce its debt levels, which, in turn, benefits CSV equity investors. Based on a static enterprise value but a rising implied share price based on a per share debt reduction, the per share price increases from $3.00 at the end of 2002 to an implied share price of $7.21 at the end of 2007, a five-year IRR in CSV share price of 19%. Over this same time frame, Carriage's absolute Enterprise Value-to- EBITDA multiple would decline by a full multiple point from 7.0X at the end of 2002 to 6.0X at the end of 2007.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 5
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

BASE CASE ENTERPRISE VALUATION

($ In Millions, Except Multiples & Per Share Data)

                                    12/31/02      12/31/03      12/31/04     12/31/05      12/31/06      12/31/07
                                    --------      --------      --------     --------      --------      --------

ENTERPRISE VALUE (EV)
     DEBT                               150          132           116          104            89            71
     PREFERRED STOCK                     90           90            90           90            90            90
     MKT. VALUE EQUITY                   53           71            86           99           114           131
                                    --------      --------      --------     --------      --------      --------
          TOTAL                         293          293           293          293           293           293

EBITDA                                 42.0         41.6          42.2         44.1          46.2          48.4

DILUTED SHARES OUT.                    17.6         17.7          17.9         18.1          18.2          18.2

SCENARIO #2: FLAT MULTIPLE
-----------------------------------------------------------------------------------------------------------------
EV/EBITDA MULTIPLE                     7.0X         7.0X          7.0X          7.0X         7.0X          7.0X

IMPLIED ENTERPRISE VALUE                293          290           294           307          322           337

IMPLIED STOCK PRICE                   $3.00        $3.84         $4.90         $6.29        $7.88         $9.66

ANNUAL % INCREASE                                    28%           28%           28%          25%           22%
                                                |                                                                |
                                                ---------------------------------v--------------------------------
                                                                  5 - YEAR COMPOUND IRR = 26%

SCENARIO #3: 1 POINT MULTIPLE INCREASE
-----------------------------------------------------------------------------------------------------------------
EV/EBITDA MULTIPLE                     7.0X         7.2X          7.4X          7.6X         7.8X          8.0X

IMPLIED ENTERPRISE VALUE                293          298           311           334          359           386

IMPLIED STOCK PRICE                   $3.00        $4.31         $5.84         $7.76        $9.92        $12.31

ANNUAL % INCREASE                                    44%           36%           33%          28%           24%
                                                |                                                                |
                                                ---------------------------------v--------------------------------
                                                                 5 - YEAR COMPOUND IRR = 32%

SCENARIO #2: FLAT MULTIPLE - We assume that Carriage's enterprise value to EBITDA multiple remains flat at 7.0X over the next five years. Though we assume the multiple remains flat, Carriage's estimated 2.9% CAGR in EBITDA over the next five years implies an increase in share price from $3.00 at the end of 2002 to $9.66, a 26% five-year IRR.

SCENARIO #3: ONE POINT MULTIPLE INCREASE - We assume that Carriage's enterprise value to EBITDA multiple gradually increases over the next five years by one multiple point to 8.0X. This scenario implies an increase in share price from $3.00 at the end of 2002 to $12.31, a 32% five-year IRR.

BASED ON FINANCIAL ASSUMPTIONS BELIEVED TO BE REASONABLE BY MANAGEMENT AND THE ENTERPRISE VALUE SCENARIO ANALYSIS, WE BELIEVE CSV SHARES OFFER A UNIQUE INVESTMENT OPPORTUNITY THAT OFFERS SIMILAR CHARACTERISTICS OF AN LBO STRUCTURE, BUT WITHOUT THE OFTEN EXPENSIVE PROMOTIONAL FEES, AND A RISK/RETURN RETURN PROFILE THAT COULD BE ATTRACTIVE TO BOTH VALUE AND GROWTH STOCK INVESTORS.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 6
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

CARRIAGE SERVICES FINANCIAL OUTLOOK & RECENT RESULTS

Carriage Services reported 2Q02 financial results that were within the range of guidance previously released to the public. Results for 2Q02 versus guidance were as follows:

o Total revenue of $37.9 million versus guidance of $36 to $38 million.
o Total EBITDA of $10.1 million versus guidance of $9 to $10 million.
o Diluted EPS of $0.08 versus guidance of $0.07 to $0.09.

During the quarter Carriage generated $4.5 million, or $0.26 per share, of free cash flow versus $4.1 million, or $0.23 per share in 1Q02. This solid free cash flow generation allowed the Company to reduce debt by $4.1 million in 2Q02 from 1Q02, to $155.4 million, with the goal of further reducing debt to $150 million by the end of 2002.

CARRIAGE SERVICES FINANCIAL OUTLOOK

* $ Estimates in Millions Except Per Share Data

                                           FULL YEAR
                           3Q02               2002
                     --------------     --------------
Revenue                  $35 - $36        $150 - $155

EBITDA                     $8 - $9          $41 - $43

EPS                  $0.02 - $0.04      $0.42 - $0.45

FCF / Share              Not Given      $0.74 - $0.79

Carriage's Funeral Homes business experienced a same store volume decline of 4.8% in 2Q02, and a 3% decline year to date. This is largely due to a very difficult comparison to 2Q01 when Carriage enjoyed a robust 4.7% same store volume increase, and also due to general softness in the national death rate during the first six months of 2002. In addition, Carriage did lose some market share in some of its businesses, which the Company is working to stabilize. On the plus side, Carriage's average revenue per funeral increased 2.4% in the first half of 2002, enabling its same store funeral revenue to be within 0.7% of the same store funeral revenue in the first half of 2001.

In 2Q02 Cemetery revenues declined 8.7% versus the same quarter last year due to a 7.4% decline in same store revenues and a 1.3% decrease due to cemetery dispositions. On a year-to-date basis, comparable cemetery revenues have declined 8.6%, of which 6.5% is attributable to the decline in same store revenues and 2.1% due to the disposition of cemetery businesses.

In addition, in 2Q02 Carriage selectively acquired one funeral business that was adjacent to one of its existing businesses in California. This business performs roughly 150 funeral services per year and is expected to generate annual revenues of roughly $650,000.

COMPANY BACKGROUND

Founded in 1991 with an IPO in 1996, Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care Company. As of October 1, 2002, Carriage operated 149 funeral homes and 30 cemeteries in 29 states. Carriage's business can be characterized as one of relative stability, recurring revenue and cash flow, with incremental growth opportunities via selective acquisitions.

Since the formation of Carriage Services in 1991, the company has focused on distinguishing itself from its peers by developing an employee-driven organization that emphasizes:

1.   providing the highest level of personalized service to client families;
2.   comprehensive employee training;
3.   a decentralized management structure; and
4. location management incentive compensation that shares the benefits of location profitability above predetermined levels.

Carriage provides a complete scope of services relating to funerals, burials, and cremations, including the planning and coordination of personalized funerals, use of funeral home facilities, providing transportation services, the performance of cemetery interment services and the management and maintenance of cemetery grounds. Carriage also sells a wide range of related products and merchandise such as caskets, burial vaults, garments, cemetery interment rights, stone and bronze memorials, and a host of other items.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 7
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

The Death Care industry experienced a period of rapid growth through acquisition from 1996 through 1999, which took the industry's eye off the operating ball, Carriage included. At the crescendo of 1999, balance sheets were over leveraged, acquisition multiples revealed they were too high, and industry conditions became challenging. In response, Carriage and its public peers significantly curtailed their acquisition activity, focused on operations to improve cash flow, and began culling through their property portfolios to find non-core and/or under performing assets that could be sold to generate cash to reduce debt.

                    ACQUISITION SPENDING

                            ($ In Millions)
                     1995        $12
                     1996        $68
                     1997       $118
                     1998       $159
                     1999        $44
FRESH START          2000*        $5
                     2001*        $0
                     2002*        $1

* EXCLUDES PAYMENTS OF CONTINGENT ACQUISITION OBLIGATIONS.


Thus, 2000 was a transitional year for Carriage Services as it developed and began implementing its two-year multi-element Fresh Start Program in the fourth quarter of 2000 to address its poor operating performance and a challenging operating environment. Due largely to the successful implementation and execution of Fresh Start, Carriage Services has recovered from a highly leveraged balance sheet and sub-par operating performance, resulting from the rapid consolidation period the Death Care industry experienced in 1996 through 1999.

Further, in 2000, Carriage and the Death Care industry adopted SAB 101, which substantially changed the accounting method for preneed cemetery sales. In brief, the new accounting method defers previously recognized revenue associated with preneed cemetery products and services and related trust income until the product or service is delivered. It also defers costs associated with direct selling and marketing of preneed funeral products and services that were previously expensed. The effect of this accounting change reduced reported revenue and EPS, but had no impact on cash flow.

OPERATIONS OVERVIEW

Carriage's local funeral home operations, cemetery operations, and preneed programs are managed by individuals with extensive death care experience. The local operators continue to have responsibility for day-to-day operations, but are required to follow centralized service and financial standards. This strategy allows each local business to maintain its unique style of operation and to capitalize on its reputation and heritage while Carriage maintains centralized supervisory controls and provides specialized services at the corporate level.

Carriage is committed to a strong information systems program and has all of its funeral homes connected to information systems to monitor and assess critical operating and financial data in order to analyze the performance of individual homes on a timely basis. Management is able to access customer transaction data and other operating information from its Houston support center to ensure the quality of operating performance and to implement any necessary corrective actions.

FUNERAL HOME OPERATIONS

As of October 1, 2002, Carriage operated 149 funeral homes in 29 states. Funeral home revenues accounted for 78.1% and 76.5% of total revenues for the first six months of 2002 and for the full year 2001, respectively. Carriage's funeral home operations are managed by a team of experienced death care industry professionals as well as selected region-level personnel with substantial experience in other service industries. These individuals were recruited from outside the industry bringing with them proven leadership and financial skills together with best operating practices that are relevant to the death care industry and have proven successful in other service industries.

Carriage's funeral homes offer a complete suite of services to meet families' funeral needs, including consultation, removal and preparation of remains, the sale of caskets and related funeral merchandise, the use of funeral homes for visitation and religious services, and transportation services. Most of Carriage's funeral homes have a non-denominational chapel on premises, which permits family visitation and religious services to take place on location, reducing inconvenience to the family.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 8
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

CEMETERY OPERATIONS

As of October 1, 2002, Carriage operated 30 cemeteries in 12 states. Cemetery revenue accounted for 21.9% and 23.5% of total revenues for the first six months of 2002 and for the full year 2001, respectively. Carriage's cemetery products and services include interment services, the rights to interment cemetery sites (including grave sites, mausoleum crypts and niches) and related cemetery merchandise such as memorials and vaults. Cemetery operations generate revenues through sales of interment rights, memorials and installations, fees for interment and cremation services, finance charges from sales contracts, and investment income from preneed cemetery merchandise and perpetual care trusts.

PRENEED PROGRAMS

In addition to the sales of funeral merchandise and services, cemetery interment rights and cemetery merchandise, and services at the time of need, Carriage also markets funeral and cemetery services and products on a preneed basis. Preneed funeral and cemetery contracts enable families to establish, in advance, the type of service to be performed, the products to be used and the costs for such products and services, in accordance with prices prevailing at the time the contract is signed, rather than when the products and services are delivered. PRENEED CONTRACTS PERMIT FAMILIES TO ELIMINATE THE EMOTIONAL STRAIN OF MAKING DEATH CARE PLANS AT THE TIME OF NEED AND ENABLE CARRIAGE TO ESTABLISH A PORTION OF ITS FUTURE MARKET SHARE. Proceeds of preneed funeral contracts are not recognized as revenue until the time the funeral service is performed.

Preneed funeral contracts are usually paid on an installment basis. The performance of preneed funeral contracts is usually secured by placing the funds collected in trust for the behalf of the customer or by the purchase of a life insurance policy, the proceeds of which will pay for the services at the time of need. Insurance policies, intended to fund preneed funeral contracts, cover the original contract price and generally include built-in escalation clauses designed to offset future inflationary cost increases. During the early part of 2000, Carriage shifted its focus from the sale of trust-funded contracts to the sale of insurance funded contracts. The shift towards insurance products has improved the Company's cash flow and reduced the costs associated with the administration of trust accounts.

In addition to preneed funeral contracts, we also offer "preplanned" funeral arrangements whereby the client determines in advance substantially all of the details of a funeral service without any financial commitment or other obligation on the part of the client until the actual time of need. Preplanned funeral arrangements permit a family to avoid the emotional strain of making death care plans at the time of need and enable a funeral home to establish relationships with a client that may eventually lead to an at-need sale.

Preneed cemetery sales are usually financed through interest bearing installment sales contracts, generally with terms of up to five years. Interest rates generally range from 9%-14%. Preneed sales of cemetery interment rights are recorded as revenue when 10% of the contract amount has been collected. Merchandise and services revenue is recorded when delivery has occurred. Costs related to cemetery preneed contracts and delivery of products and services is recorded concurrent with related revenue. Carriage always receives an initial payment at the time the contract is signed.

INDUSTRY OVERVIEW

The national death rate in the United States has grown at a compound annual rate of approximately 1% since 1980, with annual variation of 1%-2%. However death rates were down 0.75% in 2001 and are expected to be down 2% in 2002, the first back-to-back decline since the mid 1970's. National government statistics are predicting an annual compounded rate of growth in the number of deaths of .75% through 2010 after which the rate of growth is expected to gradually increase due to the aging population. The Death Care industry tends to experience some seasonal biases in the winter months due to increases in cold weather induced deaths, or occasionally in extreme heat conditions in the summer. AS A RESULT, THE DEATH CARE BUSINESS CAN BE CHARACTERIZED AS ONE OF RELATIVE STABILITY, RELIABILITY, AND A VERY LOW FAILURE RATE. CARRIAGE VIEWS THE STABILITY AND RELIABILITY OF THE DEATH CARE BUSINESS, THROUGH GOOD TIMES AND BAD, AS AN ATTRACTIVE INVESTMENT ATTRIBUTE, ESPECIALLY GIVEN TODAY'S UNCERTAIN ECONOMIC AND CAPITAL MARKETS ENVIRONMENT.

Despite a period of rapid consolidation of smaller, private funeral and cemetery businesses by the public Death Care companies in 1996 through 1999, the industry remains fragmented. Carriage estimates that there are approximately 23,000 funeral homes and 9,600 commercial cemeteries (as opposed to religious, family, fraternal, military, or municipal) in the United States, with private businesses comprising roughly 80% of the total. Carriage Services and the three other largest publicly traded domestic Death Care companies represented approximately 25% of the 2001 domestic Death Care industry revenues. Though Carriage and the rest of its public peers


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED.  PAGE 9
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

have significantly reduced or eliminated an active acquisition campaign, there remains the opportunity for consolidation of smaller, privately held businesses to supplement internal growth.

The aging of the large number of Baby Boomers over the next ten to twenty years could raise the national mortality rate slightly above its historic average, generating enhanced growth opportunities for the Death Care industry. However, a rising trend in cremations poses some risk for the Death Care industry to fully realize the benefit from the shift in the population to the +65 years of age category. It is estimated that cremations accounted for 10% of the U.S. burial market in 1980 and has grown to 26% in 2001. The cremation trend is expected to increase to 36% of the U.S. burial market in 2010. While cremation services and products are higher margin than traditional burial proceedings, they are less in absolute dollar terms. To mitigate this and to even capitalize on the growing cremation trend, Carriage has developed innovative, high quality funeral and memorializing services and additional products to increase its cremation revenue per funeral.

While it is by no means impossible to enter the Death Care industry, there are barriers to entry that have kept the number of funeral and cemetery businesses in the United States fairly constant. Since approximately 80% of the funeral and cemetery business remain privately held, these businesses are typically passed on and operated by the same family for generations. In most cases these businesses have developed a local heritage and tradition that act as a barrier to insurgents in a given market. These established local businesses often have a backlog of preneed, prefunded funerals or presold cemetery and mausoleum spaces, making it difficult for new entrants to gain entry into the marketplace. Additional barriers to entry include the difficulty of local zoning restrictions, increasing regulatory burdens, and scarcity of cemetery land in certain urban areas.

RECAP

Founded in 1991 with an IPO in 1996, Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care company. Carriage Services' shares trade on the New York Stock Exchange under the symbol CSV. As of October 1, 2002, Carriage operated 149 funeral homes and 30 cemeteries in 29 states. Carriage's business can be characterized as one of relative stability, reflected by predictable revenue and cash flow, with incremental growth opportunities via selective acquisitions.

With its success in the implementation and execution of Carriage's "Fresh Start Program", the Company has stabilized and improved its operations and financial position. Management is focused on continually improving the customer funeral experience, upgrading operational leadership, increasing market share, operating margins and free cash flow, and reducing debt. Carriage believes the improvement in its operations and capital structure positions the company well for the future.

While Carriage Services has succeeded in improving operations and the quality and depth of its management, increasing free cash flow and substantially decreasing debt levels, the Company believes the current equity valuation does not accurately reflect these achievements and offers a unique investment opportunity. As discussed later in this report, CARRIAGE BELIEVES ITS CURRENT CAPITAL STRUCTURE COUPLED WITH ITS STRONG CASH FLOW PROFILE, WHICH WILL ENABLE THE COMPANY TO CONTINUE TO MEANINGFULLY PAY DOWN DEBT, OFFERS INVESTORS THE UNIQUE INVESTMENT CHARACTERISTICS OF AN LBO (LEVERAGED BUY OUT) STRUCTURE, WITHOUT THE OFTEN HIGH PROMOTIONAL FEES BECAUSE CSV SHARES ARE PUBLICLY TRADED. Assuming stable to modest growth in revenue and EBITDA, modest growth in free cash flow, selective asset dispositions, and continued reduction in debt, CARRIAGE BELIEVES SUCH A SCENARIO COULD OFFER INVESTORS A 19% FIVE YEAR IRR (INTERNAL RATE OF RETURN), assuming a static enterprise value over the same period.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED. PAGE 10
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited & In Thousands, Except Per Share Data)

                                                  FOR THE THREE MONTHS            FOR THE SIX MONTHS
                                                      ENDED JUNE 30,                 ENDED JUNE 30,
                                                   2001           2002            2001          2002
                                                 ---------      ---------       ---------      ---------
Revenues, Net
     Funeral                                       31,148         28,832          66,035        61,539
     Cemetery                                       9,873          9,018          18,851        17,233
                                                 ---------      ---------       ---------      ---------
                                                   41,021         37,850          84,886        78,772
Costs & Expenses
     Funeral                                       23,811         21,544          48,657        42,568
     Cemetery                                       7,448          6,618          14,326        13,132
                                                 ---------      ---------       ---------      ---------
                                                   31,259         28,162          62,983        55,700
--------------------------------------------------------------------------------------------------------
     Gross Profit                                   9,762          9,688          21,903        23,072
--------------------------------------------------------------------------------------------------------

General & Admin. Expenses                           2,179          2,329           4,229         4,856
                                                 ---------      ---------       ---------      ---------
     Operating Income                               7,583          7,359          17,674        18,216

Interest Expense, Net                               3,286          3,246           6,989         6,349
Financing Costs of Carriage Services
Capital Trust                                       1,641          1,674           3,282         3,348
                                                 ---------      ---------       ---------      ---------
     Total Interest & Financing Costs               4,927          4,920          10,271         9,697

Income Before Taxes                                 2,656          2,439           7,403         8,519
Provision (Benefit) for Income Taxes                  531            962           1,481        (9,518)
                                                 ---------      ---------       ---------      ---------
     Net Income                                     2,125          1,477           5,922        18,037
Preferred Stock Dividends                              12            ---              32           ---
                                                 ---------      ---------       ---------      ---------

--------------------------------------------------------------------------------------------------------
Net Income Avail. To Common                         2,113          1,477           5,890        18,037
--------------------------------------------------------------------------------------------------------

Basic Earnings Per Common Share                   $  0.13        $  0.09         $  0.36       $  1.07

Diluted Earnings Per Common Share                 $  0.12        $  0.08         $  0.34       $  1.03

Weighted Avg. Common Shares Out.:
     Basic                                         16,592         16,942          16,549        16,918
     Diluted                                       17,651         17,458          17,525        17,458


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED. PAGE 11
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

CARRIAGE SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

(UNAUDITED)

                                                                                                          (UNAUDITED)
                                                                                    DECEMBER 31,           JUNE 30,
                                                                                        2001                 2002
                                                                                    ------------         ------------
                                 ASSETS
Current Assets:
     Cash & Cash Equivalents                                                            $2,744               $2,590
     Accounts Receivable --
        Trade, Net of Allowance for Doubtful Accounts                                   15,660               14,669
     Other                                                                                 773                  756
                                                                                    ------------         ------------

                                                                                        19,177               18,015

    Assets Held for Sale, Net                                                            2,287                3,297
     Inventories & Other Current Assets                                                  6,983                6,254
                                                                                    ------------         ------------
               Total Current Assets                                                     28,447               27,566

Property, Plant & Equip. at Cost, Net of Accum. Dep.                                   114,217              112,320
Cemetery Property at Cost                                                               61,630               63,903
Goodwill                                                                               160,576              161,672
Deferred Charges & Other Non-Current Assets                                             49,159               60,942
Preneed Funeral Contracts                                                              219,975              231,098
Preneed Cemetery Merchandise & Service Trust Funds                                      40,078               46,380
                                                                                    ------------         ------------
     Total Assets                                                                     $674,082             $703,881
                                                                                    ============         ============

                     LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities:
     Accounts Payable & Accrued Liabilities                                            $26,965              $24,166
     Current Portion of Long-Term Debt & Obligations Under Capital
     Leases                                                                              2,488                2,512
                                                                                    ------------         ------------
               Total Current Liabilities                                                29,453               26,678

Deferred Cemetery Revenue & Preneed Liabilities                                         89,803               99,686
deferred Preneed Funeral Contracts Revenue                                             229,380              240,231
Long-Term Debt, Net of Current Portion                                                 148,508              146,752
Obligations Under Capital Leases, Net of Current Portion                                 5,093                5,069
                                                                                    ------------         ------------
               Total Liabilities                                                       502,237              518,416
                                                                                    ============         ============

Minority Interest in Consolidated Subsidiary                                               209                  400
Carriage Services Capital Trust Redeemable Conv. Pref.                                  90,058               90,125
Stockholder's Equity:
     Common Stock                                                                          ---                  170
     Class A Common Stock                                                                  168                  ---
     Contributed Capital                                                               189,449              184,517
     Retained Deficit                                                                (107,193)             (89,156)
     Unrealized Loss on Interest Rate Swaps, Net of Tax Benefits                         (846)                (591)
                                                                                    ------------         ------------
               Total Stockholders' Equity                                              171,845              185,465

     Total Liabilities & Stockholders' Equity                                         $674,082             $703,881
                                                                                    ============         ============


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED. PAGE 12
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited & In Thousands)

                                                                                 FOR THE SIX MONTHS
                                                                                    ENDED JUNE 30,
                                                                                2001            2002
                                                                             ----------      ----------
Cash Flows from Operating Activities:
     Net Income                                                                $5,922         $18,037
     Adjustments to Reconcile Net Income to Net Cash
     Provided By Operating Activities:
     Depreciation                                                               3,152           3,264
     Amortization                                                               5,448           2,065
     Provision for Losses on Accounts Receivable                                1,612             765
     Deferred Income Taxes (Benefit)                                            2,495          (9,957)
     Other                                                                        ---             120
Changes in Assets & Liabilities, Net of Effect from
Acquisitions & Dispositions:
     Decrease in Accounts Receivable                                            3,007           2,060
     Decrease in Inventories & Other Current Assets                             1,767             593
     (Increase) in Deferred Charges & Other                                      (141)           (201)
     (Increase) in Preened Funeral & Cemetery Costs                            (2,155)         (1,844)
     (Increase) in Preneed Cemetery Trust Funds                                (4,931)         (1,325)
     (Decrease) in Accounts Payable & Accrued Liabilities                      (1,609)         (2,992)
     Income Tax (Payments) Refunds, Net                                           ---             (71)
     Increase in Deferred Revenue & Preneed Liabilities                         1,949           1,539
                                                                             ----------      ----------
          Net Cash Provided by Operating Activities                            16,516          12,053

Cash Flows from Investing Activities:
     Net Proceeds from Sales of Businesses & Other Assets                       7,109             107
     Sale of Minority Interest In Subsidiary                                      200             200
     Acquisitions                                                               (212)          (2,159)
     Capital Expenditures                                                      (3,050)         (3,483)
                                                                             ----------      ----------
          Net Cash Provided by (Used In) Investing Activities                   4,047          (5,335)

Cash Flows from Financing Activities:
     Proceeds (Payments) Under Bank Line of Credit                             (6,000)           2,300
     Payments on Long-Term Debt & Capital Lease Obligations                   (10,450)         (4,202)
     Proceeds from Issuance of Common Stock                                       119             319
     Payments of Contingent Stock Price Guarantees                             (4,935)         (5,289)
     Payment of Preferred Stock Dividends                                         (32)            ---
                                                                             ----------      ----------
          Net Cash Used in Financing Activities                               (21,298)         (6,872)

Net Decrease in Cash & Cash Equivalents                                          (735)           (154)
Cash & Cash Equivalents at Beginning of Period                                  3,210           2,744
                                                                             ----------      ----------
Cash & Cash Equivalents at End of Period                                       $2,475          $2,590
                                                                             ==========      ==========

Supplemental Disclosure of Cash Flow Information:
     Cash Paid for Interest & Financing Costs                                  $9,012          $9,476
     Cash Paid for Income Taxes                                                   $26            $198


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED. PAGE 13
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

FORWARD-LOOKING STATEMENTS

     In addition to historical information, this Company & Investment Profile contains forward-looking statements made by the management of Carriage Services, Inc. (the "Company" or "Carriage"). Such statements are typically identified by terms expressing future expectations or goals. These forward-looking statements, although made in good faith, are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause such a difference include Carriage's inability to sell businesses and properties for the estimated proceeds, to achieve the free cash flow from operations in the base case scenario, or to achieve internal growth from our businesses; adverse changes in economic and financial market conditions, increasing interest rates, and restricted credit availability; lower death rates; changing consumer preferences; competition in our markets from new entrants and existing business competitors; Carriage's inability to maintain operating ratios within the limits set forth within our financing arrangements; and changes in government regulation of the death care industry. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision of these forward-looking statements. Readers should carefully review the Cautionary Statements described in this and other documents we file from time to time with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Current Reports on Form 8-K filed by Carriage in the future.

CAUTIONARY STATEMENTS

     The Company cautions readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual consolidated results and could cause the Company's actual consolidated results in the future to differ materially from the goals and expectations expressed herein and in any other forward-looking statements made by or on behalf of the Company.

     (1) Maintaining or achieving growth in free cash flow from operations depends primarily on achieving anticipated levels of earnings before depreciation, amortization and other non-cash charges, maintaining the amount of expected cash income taxes payable, controlling capital expenditures to budgeted levels, collecting accounts receivable and managing preneed sales origination costs to current or lower levels.

     (2) Achieving the Company's revenue goals is affected by the volume and prices of the products and services sold, as well as the mix of products and services sold. The annual sales targets set by the Company are believed to be achievable, but the inability of the Company to achieve planned volume or prices could cause the Company not to meet anticipated levels of revenue. In certain markets the Company expects to increase prices, but in certain markets prices could be lowered to protect market share. The ability of the Company to achieve volume or price targets at any location depends on numerous factors, including the capabilities of the local operating staff, the local economy, the local death rate, new competition in smaller market areas and changes in consumer preferences, including cremation.

     (3) Revenue also is affected by the level of preneed sales in both current and prior periods. The level of preneed sales may be adversely affected by numerous factors, including deterioration in the economy, which causes individuals to have less discretionary income, changes in consumer spending preferences, as well as changes in marketing approach, commission practices and contractual terms. Future revenue could also be affected by the Company's decision in the latter half of 2000 to eliminate its national preneed sales and marketing organization and to manage future preneed activities at the local business level.

     (4) In addition to the factors discussed above, financial performance may be affected by other important factors, including the following:

          (a)  The ability of the Company to retain or attract key personnel.
          (b) The amount and rate of growth in the Company's general and administrative expenses.
          (c) Changes in interest rates, which can increase or decrease the amount the Company pays on borrowings with variable rates of interest.
          (d) The ability of the Company to stay within the limits of the credit ratios set out in the debt covenants, such as the debt-to-capital ratio, debt-to-EBITDA ratio, and the fixed charge coverage ratio.
          (e) Availability and related terms of debt and equity financing to fund operating needs.
          (f) Changes in government regulation, including tax rates and their effects on corporate structure.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED. PAGE 14
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.

          (g) Changes in inflation and other general economic conditions domestically, affecting financial markets (e.g. marketable security values).
          (h) Unanticipated legal proceedings and unanticipated outcomes of legal proceedings.
          (i) Changes in accounting policies and practices required by generally accepted accounting principles or the Securities and Exchange Commission.


CARRIAGE SERVICES  (C)2002 CARRIAGE SERVICES, INC. ALL RIGHTS RESERVED. PAGE 15
NYSE: CSV        FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO
                  CERTAIN RISKS AND UNCERTAINTIES AS FURTHER DESCRIBED
                    AT THE END OF THIS COMPANY & INVESTMENT PROFILE.